Exhibit 4(b)2

GUARANTY

MILBERG FACTORS, INC.
99 Park Avenue
New York, NY 10016

Gentlemen:

        In order to induce you to enter into a certain Security Agreement - Accounts Receivable Financing bearing the effective date of September 17, 2003, with TII NETWORK TECHNOLOGIES, INC. at 1385 Akron Street, Copiague, NY 11726 (hereinafter referred to as the “Client”) and/or to induce you to refrain at this time from terminating said agreement and/or in consideration of any loans, advances, payment, extensions of credit, benefits or financial accommodations heretofore or hereafter made, granted or extended by you or which you have or will become obligated to make, grant or extend to or for the account of the Client, the undersigned (and each of them if more than one) guarantees without deduction by reason of set-off, defense, or counterclaim of any party, or loss of contribution from any co-guarantor hereunder, the due performance of all of the Client’s contracts and agreements with you, both present and future and any and all subsequent renewals, extensions, continuations, modifications, supplements and amendments thereof, and the prompt payment to you with interest of any and all sums which may be presently due and owing or which shall in the future become due and owing to you from the Client, whether incurred by the Client as maker, endorser, drawer, acceptor, guarantor, accommodation party or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, and however or whenever acquired by you. This joint and several primary liability shall include but not be limited to any and all amounts charged or chargeable to the account of the Client and any and all existing and future obligations and indebtedness of the Client, whether acquired by you by assignment, transfer, or otherwise, and whether or not such obligations and indebtedness shall arise under the aforesaid Security Agreement - Accounts Receivable Financing or under any other contract or agreement or any renewal, modification, supplement or amendment thereof, or shall be represented by or payable under instruments of indebtedness or otherwise, and whether or not such obligations and indebtedness shall be acquired by you from any concern which is your parent or subsidiary or the co subsidiary of your parent or for which you may now or in the future act as a factor and/or lender, and in addition, the undersigned shall be liable to you for reasonable attorneys’ fees and expenses, if any claim hereunder is referred to an attorney for collection or in connection with any amendment of this Guaranty. The undersigned shall be liable to you for the payment of such obligations and indebtedness irrespective of the genuineness, validity, regularity or enforceability of such obligations or indebtedness, or of any instrument evidencing any of such obligations or indebtedness or any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of such obligations or indebtedness in any case commenced by or against the Client under any Debtor Relief Law, including, without limitation, obligations or indebtedness of the Client for post-petition interest, fees, costs and charges that would have accrued or been added to such obligations or indebtedness but for the commencement of such case. For purposes hereof, Debtor Relief Law means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief law affecting the rights of creditors generally from time to time in effect.

The undersigned hereby waives notice of acceptance hereof and of all notices and demands of any kind to which the undersigned may be entitled, including without limitation, notice of adverse change in Client’s financial condition or of any other fact which might materially increase the risk of the undersigned; all demands of payment on, and notice of nonpayment, protest and dishonor to the undersigned, or the Client, or the makers, or endorsers of any notes or other instruments for which the undersigned is or may be liable hereunder. The undersigned waives all suretyship defenses. All sums at any time to the credit of the undersigned and any property of the undersigned in your possession shall be deemed held by you as security for any and all of the undersigned’s obligations to you and to any company or companies which may now or at any time be your parent or subsidiary, or the co-subsidiary of your parent, no matter how or when arising and whether under this or any other instrument, agreement or otherwise. The undersigned further waives notice of and hereby consents to any agreement or arrangements whatever with the Client or any one else including, without limitation, agreements and arrangements for payment extension, subordination, composition, arrangement, discharge or release of the whole or any part of said obligations or of said indebtedness, contracts or agreements or other guarantors, or of the making of any election of rights or remedies you may deem desirable under any Debtor Relief Law, or for the change or surrender of any and all security, or for compromise, whether by way of acceptance of part payment or of dividends or in any other way whatsoever, and the same shall in no way impair the undersigned’s liability hereunder. Nothing shall discharge or satisfy the liability of the undersigned hereunder except the full performance and payment of the said obligations and indebtedness with interest. The undersigned acknowledges that no oral representations, including any representations to extend credit or provide other financial accommodations to the Client, have been made to induce the undersigned to enter into this Guaranty. The undersigned expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which the undersigned may now or hereafter have against the Client or any other person directly or contingently liable for the obligations guaranteed hereunder, or against or with respect to the Client’s property (including, without limitation, property collateralizing the undersigned’s obligations to you), arising from the existence or performance of this guaranty until all obligations and indebtedness of the Client to you have been paid in full and the Security Agreement - Accounts Receivable Financing has been terminated. Any and all present and future debts and obligations of the Client to any of the undersigned are hereby waived and postponed in favor of, and subordinated to, the full payment and performance of all present and future debts and obligations of the Client to you. The undersigned agrees that if the Client or any of the undersigned should at any time become insolvent, or make a general assignment, or if a proceeding in bankruptcy or any insolvency or reorganization proceeding shall be filed or commenced by, or in respect of the Client or any of the undersigned, any and all obligations of the undersigned shall, at your option, forthwith become due and payable without notice. If you receive any payment or payments on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, then to the extent of any sum not finally retained by you, our obligations to you shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until we shall have made full payment to you, which payment shall be due on demand.

Your books and records showing the account between you and the Client shall be admissible in evidence in any action or proceeding, shall be binding upon the undersigned for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. This instrument is and shall be construed to be an absolute, irrevocable, continuing, unconditional and unlimited guaranty of payment, and shall continue in full force and effect, until terminated by the actual receipt by you from the undersigned by registered mail of written notice of termination; such termination shall be applicable only to transactions having their inception thereafter, and rights and obligations arising out of transactions having their inception prior to such termination shall not be affected. Termination by one or more of the undersigned shall not affect the liability of such of the undersigned who do not give such notice of termination.

This guaranty shall be enforceable before or after proceeding against the Client or simultaneously therewith, and without recourse to any security, and shall be effective regardless of the subsequent incorporation, merger, consolidation or other change, restructuring or termination of the structure or existence of the Client or any affiliate thereof, or any change in the composition, nature, personnel or location of the Client or any taking, exchange, release or non-perfection of any collateral or any manner of application of collateral, or proceeds thereof, to all or any of the obligations of Client guaranteed hereby, or any manner of sale or other disposition of any collateral or any other assets of Client or any affiliate. The obligations of the undersigned hereunder are independent of the obligations guaranteed hereby, and a separate action or actions may be brought and prosecuted against any or all of the undersigned to enforce this Guaranty, irrespective of whether any action is brought against the Client or any other person liable in whole or in part for the obligations guaranteed hereby. This guaranty shall inure to and shall be enforceable by you, any concern which is or may at any time be your parent or subsidiary or the co-subsidiary of your parent and your and their successors and assigns and shall be binding upon the successors and assigns of the undersigned. This instrument cannot be changed or terminated orally. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUSIVE OF ITS CONFLICT OF LAWS PROVISIONS. WE AGREE THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT YOUR OPTION, IN ANY OTHER COURT LOCATED IN NEW YORK STATE OR ELSEWHERE AS YOU MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND WE SUBMIT TO THE PERSONAL JURISDICTION OF SUCH COURT. WE WAIVE PERSONAL SERVICE OF PROCESS AND CONSENT THAT SERVICE OF PROCESS UPON US MAY BE MADE BY CERTIFIED MAIL OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO US AT OUR ADDRESS APPEARING ON YOUR RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. BOTH PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN US AND WE WAIVE THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY YOU WITH REGARD TO THIS AGREEMENT ANY IMMUNITIES, OFFSETS OR COUNTERCLAIMS WHICH WE MAY HAVE. Dated: September 17, 2003

Attest: /s/Virginia M. Hall Virginia M. Hall, Secretary	TII Systems, Inc. (Corporate Guarantor) By: /s/ Timothy J. Roach Timothy J. Roach Title: President

(Corporate Guarantors should also furnish appropriate Certified Resolution of the Board of Directors and Notarized Consent of Stockholders.)